Exhibit 99.1

i2 Reports Fourth Quarter and Fiscal Year 2008 Results

DALLAS – February 5, 2009 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the fourth quarter and fiscal year 2008.

A summary of fourth quarter results:

•	Total revenue was $63.8 million

•	Total costs and expenses were $53.9 million

•	Net income applicable to common stockholders was $21.4 million

•	Diluted earnings per share (GAAP) were $0.80

•	Non-GAAP diluted earnings per share were $0.31 (excluding stock option expense and the termination fee, net of external expenses and applicable taxes, related to the company’s proposed merger)

•	Cash flow from operations, including cash received from the termination of the company’s proposed merger, was $15.6 million

•	Total bookings of $49.5 million, including $7.8 million in software solutions bookings

A summary of fiscal year 2008 results:

•	Total revenue was $255.8 million

•	Costs and expenses, excluding intellectual property settlement benefit, were $225.8 million

•	Total costs and expenses, including intellectual property settlement benefit, of $146.0 million

•	Net income applicable to common stockholders was $106.7 million

•	Diluted earnings per share (GAAP) were $3.99

•

Non-GAAP diluted earnings per share were $0.85 (excluding stock option expense; intellectual property settlement, net of taxes; and the termination fee, net of external expenses and applicable taxes, related to the company’s proposed merger)

•	Cash flow from operations, including cash received from the intellectual property settlement and the termination of the company’s proposed merger, was $114.5 million

•	Total bookings of $226.5 million, including $29.8 million in software solutions bookings

“We ended 2008 in solid financial position and look forward to i2 being a sustainable company with focused execution and increased operational efficiency,” stated i2 Chairman, President and Chief Executive Officer Jackson L. Wilson, Jr.

“We ended 2008 with a significant cash balance and are reporting strong cash flow from operations of approximately $115 million for the year,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “Included in the cash flow from operations results for the year is approximately $89 million, net of external expenses and taxes, related to our intellectual property settlement with SAP and the termination of our proposed merger with JDA Software,” concluded Berry.

External expenses related to the proposed merger

During the fourth quarter of 2008, the company terminated its merger agreement with JDA Software Group, Inc. As a result of the termination, i2 received a non-refundable termination

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i2 Reports Fourth Quarter and Fiscal Year 2008 Results

fee of $20.0 million from JDA. Additionally, the company incurred $3.2 million in external legal, investment banking and other external expenses related to the proposed merger during the fourth quarter. The termination fee and external expenses are included as non-operating items within the “Other income, net” line on the company’s income statement.

The following table details the effect of the proposed merger’s termination fee, external expenses and applicable taxes on the company’s financial results for the quarter ended December 31, 2008 and fiscal year 2008:

Amounts in $M	Qtr Ended 12-31-08	Fiscal Year 2008
Termination fee received by i2	$20.0	$20.0
Less: Investment banking fees	1.8	3.1
Less: External legal and other fees	1.4	3.0
Less: Consent premium to majority holder of 5% senior convertible notes	—	1.7
Less: Cost-sharing fees	—	0.7
Less: Tax effect	0.5	0.5
GAAP Net income effect of proposed merger	$16.3	$11.0

Fourth Quarter Results

Revenue Detail

Total revenue for the fourth quarter was $63.8 million as compared to $63.3 million in the fourth quarter of 2007, an increase of $0.5 million or 1 percent.

i2 had total fourth quarter software solutions revenue, which includes core license revenue, recurring license revenue and fees received to develop the licensed functionality, of $12.1 million. This compares to $12.4 million of software solutions revenue in the fourth quarter of 2007, a decrease of 3 percent year-over-year.

Services revenue in the fourth quarter was $30.9 million, an increase of $1.8 million or 6 percent compared to the $29.1 million of services revenue in the fourth quarter of 2007. Services revenue includes fees received from consulting and training services as well as arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Fourth quarter maintenance revenue was $20.8 million, a decrease of 5 percent from $21.9 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the fourth quarter of 2008 were $53.9 million, a 1 percent decrease compared to $54.5 million in the fourth quarter of 2007. Costs and expenses in the fourth quarter included $5.0 million in stock-based compensation expense, which includes $3.3 million in expense related to stock options and $1.8 million in expense related to restricted stock units.

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i2 Reports Fourth Quarter and Fiscal Year 2008 Results

Additionally, general & administrative expense in the fourth quarter included $3.1 million in costs related to the departure of the company’s former CEO, which includes $2.2 million in acceleration of stock compensation and $0.9 million of severance.

Non-operating income, net

Non-operating income, net in the fourth quarter of 2008 was $15.3 million. Included in this amount was the $20.0 million non-refundable termination fee from the proposed merger partially offset by $3.2 million in external expenses related to the proposed merger.

Net Income

The company reported fourth quarter 2008 net income applicable to common stockholders of $21.4 million, or $0.80 per diluted share. This compares to $5.0 million, or $0.19 per diluted share, in net income applicable to common stockholders in the fourth quarter of 2007.

Fiscal Year 2008 Results

Total revenues for 2008 were $255.8 million, a decrease of 2 percent as compared to $260.3 million in 2007. Total revenue in 2007 included $2.5 million of contract revenue. Excluding contract revenue, operating revenue decreased 1 percent in 2008 compared to 2007.

Software solutions revenue decreased 2 percent to $46.9 million in 2008 compared to $47.7 million in 2007. Services revenue was $123.6 million compared to $122.7 million in 2007, an increase of 1 percent. Maintenance revenue decreased 2 percent to $85.4 million in 2008 compared to $87.5 million in 2007.

Costs and expenses, subtotal, excluding the intellectual property settlement, in 2008 decreased 4 percent to $225.8 million as compared to $234.3 million in 2007. Costs and expenses in 2008 included $13.7 million in stock-based compensation expense, which includes $8.9 million in expense related to stock options and $4.7 million in expense related to restricted stock units. Total costs and expenses in 2008 were $146.0 million and included a benefit of $79.9 million related to the company’s intellectual property settlement. The benefit amount reflects the $83.3 million gross amount of the settlement, net of $3.5 million in external patent litigation related expenses.

Non-operating income, net in 2008 was $8.3 million. Included in this amount was the $20.0 million non-refundable termination fee from the proposed merger partially offset by $8.5 million in external expenses related to the proposed merger.

The company reported net income applicable to common stockholders of $106.7 million or $3.99 per diluted share for 2008. This compares to $14.7 million or $0.55 per diluted share in net income applicable to common stockholders in 2007.

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i2 Reports Fourth Quarter and Fiscal Year 2008 Results

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the fourth quarter of 2008 were $0.31, compared to $0.26 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for 2008 were $0.85, compared to $0.82 per diluted share in 2007 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense; the intellectual property settlement, net of applicable taxes; the non-refundable termination fee, net of external expenses and applicable taxes; and the net effect of contract revenue and contract expense. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On December 31, 2008, i2’s total cash balance was $243.8 million (including restricted cash of $5.8 million), an increase of $16.0 million from September 30, 2008, which reflects the cash received in the fourth quarter from the termination of the company’s proposed merger. Total debt at the end of 2008 was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

The company generated cash flow from operations of $15.6 million in the fourth quarter of 2008. The fourth quarter 2008 cash flow from operations amount includes $20.0 million in cash received from the non-refundable termination fee, partially offset by $3.3 million in cash payments during the quarter related to the company’s proposed merger.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until the company files its 2008 Form 10-K.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, February 5 at 10:00 a.m. ET to discuss the fourth quarter and full year 2008 financial results. Investors and other interested parties may access the call via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 982733. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries; 21 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s ability to execute upon its internal plans and improve operational efficiencies. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that (i) we will be unable to develop and generate additional demand for our products, (ii) we will be unable to remain competitive, (iii) our strategy to sell new-generation solutions may not be successful, (iv) product quality, performance claims and other litigation may have a material adverse effect on our relationships with customers and our business, and (v) key personnel leave the company or the company is unable to attract, train and retain additional personnel. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and the Annual Report on Form 10-K for the year ended December 31, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$238,013	$120,978
Restricted cash	5,777	8,456
Accounts receivable, net	25,846	25,108
Other current assets	9,477	7,746

Total current assets	279,113	162,288

Premises and equipment, net	4,915	7,559
Goodwill	16,684	16,684
Non-current deferred tax asset	7,289	8,454
Other non-current assets	5,775	7,168

Total assets	$313,776	$202,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,855	$4,741
Accrued liabilities	15,116	14,631
Accrued compensation and related expenses	18,679	17,636
Deferred revenue	53,028	61,715

Total current liabilities	91,678	98,723

Total long-term debt, net	85,084	84,453
Taxes payable	6,948	4,484

Total liabilities	183,710	187,660

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 108 issued and outstanding at December 31, 2008 and 107 issued and outstanding December 31, 2007	106,591	103,450
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,895 and 21,448 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	5	5
Additional paid-in capital	10,472,323	10,458,101
Accumulated other comprehensive income	1,509	9,963
Accumulated deficit	(10,450,362)	(10,557,026)

Net stockholders’ equity	130,066	14,493

Total liabilities and stockholders’ equity	$313,776	$202,153

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Software solutions	$12,050	$12,354	$46,852	$47,721
Services	30,898	29,069	123,564	122,682
Maintenance	20,809	21,859	85,397	87,457
Contract	—	—	—	2,450

Total revenues	63,757	63,282	255,813	260,310

Costs and expenses:
Cost of revenues:
Software solutions	1,532	1,852	9,316	8,567
Services	21,615	24,335	89,928	97,397
Maintenance	2,273	2,669	10,139	11,074
Amortization of acquired technology	—	6	4	25
Sales and marketing	9,595	9,289	45,135	41,872
Research and development	6,682	7,734	29,241	33,513
General and administrative	12,234	8,079	42,062	37,770
Amortization of intangibles	25	25	100	78
Restructuring charges and adjustments	(95)	108	(95)	3,955

Costs and expenses, subtotal	53,861	54,098	225,830	234,251
Intellectual property settlement, net	—	420	(79,860)	921

Total costs and expenses	53,861	54,519	145,970	235,172

Operating income	9,896	8,763	109,843	25,138

Non-operating income (expense), net:
Interest income	537	1,427	3,877	5,488
Interest expense	(1,236)	(1,236)	(4,947)	(4,948)
Foreign currency hedge and transaction losses, net	(456)	(380)	(1,700)	(678)
Other income (expense), net	16,504	(282)	11,114	(1,134)

Total non-operating income (expense), net	15,349	(471)	8,343	(1,272)

Income before income taxes	25,245	8,292	118,186	23,866
Income tax expense	3,032	2,477	8,382	6,133

Net income	$22,213	$5,815	$109,804	$17,733

Preferred stock dividend and accretion of discount	794	776	3,140	3,071

Net income applicable to common stockholders	$21,419	$5,039	$106,664	$14,662

Net income per common share applicable to common stockholders:

Basic	$0.81	$0.19	$4.05	$0.57
Diluted	$0.80	$0.19	$3.99	$0.55

Weighted-average common shares outstanding:
Basic	26,596	25,985	26,333	25,816
Diluted	26,784	26,587	26,711	26,748

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$109,804	$17,733
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance expense	1,086	1,042
Warrant accretion	631	631
Depreciation and amortization	3,574	4,726
Stock based compensation	13,685	12,388
Loss on disposal of premises and equipment	141	256
Expense for bad debts charged to costs and expenses	368	6
Deferred income taxes	1,145	816
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(995)	910
Other assets	(12,659)	8,123
Accounts payable	1,547	(2,852)
Taxes payable	2,088	—
Accrued liabilities	992	(7,948)
Accrued compensation and related expenses	2,286	(6,842)
Deferred revenue	(9,151)	(12,549)

Net cash provided by operating activities	114,543	16,440

Cash flows provided by (used in) investing activities:
Restrictions (placed) released on cash	2,679	(3,830)
Purchases of premises and equipment	(1,253)	(1,341)
Proceeds from sale of premises and equipment	26	24
Business acquisitions	—	(2,124)

Net cash provided by (used in) investing activities	1,452	(7,271)

Cash flows provided by financing activities:
Cash dividends paid - preferred stock	—	(1,307)
Net proceeds from common stock issuance from options and employee stock purchase plans	538	3,399

Net cash provided by financing activities	538	2,092

Effect of exchange rates on cash	502	298

Net change in cash and cash equivalents	117,035	11,559
Cash and cash equivalents at beginning of period	120,978	109,419

Cash and cash equivalents at end of period	$238,013	$120,978

Supplemental cash flow information
Interest paid	$4,312	$4,312
Income taxes paid (net of refunds received)	$4,760	$5,093
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$3,140	$1,764

SCHEDULE A TO PRESS RELEASE

February 5, 2009

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(unaudited)

Revenue
	4Q 2008	4Q 2007	FY 2008	FY 2007
GAAP revenue	$63,757	$63,282	$255,813	$260,310
Less: contract revenue	—	—	—	2,450

Operating Revenue	$63,757	$63,282	$255,813	$257,860

Operating Income
	4Q 2008	4Q 2007	FY 2008	FY 2007
GAAP operating income	$9,896	$8,763	$109,843	$25,138
GAAP operating margin	15.5%	13.8%	42.9%	9.7%

Add: stock option expense	3,263	1,916	8,943	9,840
Less: intellectual property settlement	—	—	83,333	—
Less: contract revenue	—	—	—	2,450

Non-GAAP operating income	$13,159	$10,680	$35,453	$32,528
Non-GAAP operating margin	20.6%	16.9%	13.9%	12.6%

Net income applicable to common stockholders
	4Q 2008	4Q 2007	FY 2008	FY 2007
GAAP net income applicable to common stockholders	$21,419	$5,039	$106,664	$14,662

Add: stock option expense	3,263	1,916	8,943	9,840
Add: external expenses related to proposed merger	3,154	—	8,465	—
Less: termination fee from proposed merger	20,000	—	20,000	—
Less: intellectual property settlement	—	—	83,333	—
Add: tax effect of intellectual property settlement	—	—	1,421	—
Add: tax effect of termination fee from proposed merger	530	—	530	—
Less: contract revenue	—	—	—	2,450

Non-GAAP net income applicable to common stockholders	$8,367	$6,956	$22,689	$22,052

Diluted earnings per share applicable to common stockholders *
	4Q 2008	4Q 2007	FY 2008	FY 2007
GAAP diluted earnings per share applicable to common stockholders	$0.80	$0.19	$3.99	$0.55

Add: stock option expense	$0.12	$0.07	$0.33	$0.37
Add: external expenses related to proposed merger	$0.12	—	$0.32	—
Less: termination fee from proposed merger	$0.75	—	$0.75	—
Less: intellectual property settlement	—	—	$3.12	—
Add: tax effect of intellectual property settlement	—	—	$0.05	—
Add: tax effect of termination fee from proposed merger	$0.02	—	$0.02	—
Less: contract revenue	—	—	—	$0.09

Non-GAAP diluted earnings per share applicable to common stockholders	$0.31	$0.26	$0.85	$0.82

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

February 5, 2009

KEY PERFORMANCE INDICATORS

(unaudited)

	4Q 07	1Q 08	2Q 08	3Q 08	4Q 08
Software solutions bookings ($ in millions) (1)	$21.9	$8.6	$8.3	$5.1	$7.8
Services and maintenance bookings ($ in millions)	$59.9	$57.8	$55.7	$41.4	$41.7

Total bookings ($ in millions) (2)	$81.8	$66.4	$64.1	$46.5	$49.5

Number of software solutions transactions booked > $500K	6	5	2	4	2
Average amount booked ($ in thousands) (3)	$561	$227	$243	$254	$244

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$1.0	$0.2	$1.4	$0.9	$1.4
Revenue from prior period bookings ($ in millions)	$5.9	$5.2	$5.5	$3.7	$4.9
Subscription/recurring revenue ($ in millions)	$5.4	$6.2	$5.7	$6.0	$5.8

Total software solutions revenue ($ in millions)	$12.4	$11.7	$12.6	$10.6	$12.1

Total revenue recognized by region
Greater APAC	19%	17%	19%	17%	20%
EMEA	17%	20%	24%	22%	21%
Americas	64%	63%	58%	61%	59%

Total revenue	100%	100%	100%	100%	100%

Days sales outstanding	36	40	41	38	38

Total headcount	1,286	1,301	1,309	1,327	1,280

Direct sales representatives (4)	n/a	56	57	57	54

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter
3.	Average amount excludes recurring bookings less than $10K
4.	Direct sales representatives includes commission-based, quota carrying sales reps excluding sales management. During Q1 2008, due to a change in primary job responsibilities, certain employees were moved from Services to Sales as a result of the company’s reorganization in late 2007. Prior period sales representative counts were not adjusted to reflect the change, therefore prior period counts are not applicable.